EXHIBIT 99.1

 K12 Inc. Reports Third Quarter Fiscal 2016 with Revenue of $221.3 Million

HERNDON, Va., April 27, 2016 (GLOBE NEWSWIRE) -- K12 Inc. (NYSE:LRN), a technology-based education company and leading provider of proprietary curriculum and online school programs for students in pre-K through high school, today announced its results for the third fiscal quarter ended March 31, 2016.

Financial Highlights for the Three Months Ended March 31, 2016 (Third Quarter Fiscal Year 2016)

  Revenues of $221.3 million, compared to $244.6 million in the third quarter of FY 2015.
  EBITDA, a non-GAAP measure (see reconciliation below), of $36.7 million, compared to $45.2 million in the third quarter of FY 2015.
  Operating income of $19.1 million, compared to $27.4 million in the third quarter of FY 2015.
  Net income attributable to common stockholders of $14.3 million, compared to $17.0 million in the third quarter of FY 2015.
  Diluted net income attributable to common stockholders per share of $0.37, compared to $0.45 in the third quarter of FY 2015.

Financial Highlights for the Nine Months Ended March 31, 2016

  Revenues of $651.4 million, compared to $712.6 million for the first nine months of FY 2015.
  EBITDA, a non-GAAP measure (see reconciliation below), of $64.0 million, compared to $87.0 million for the first nine months of FY 2015.
  Operating income of $13.4 million compared to $34.7 million for the first nine months of FY 2015.
  Net income attributable to common stockholders of $10.0 million, compared to $22.6 million for the first nine months of FY 2015.
  Diluted net income attributable to common stockholders per share of $0.26, compared to $0.60 for the first nine months of FY 2015.

Changes to the year-over-year financial results, for the three and nine months ended March 31, 2016, are primarily due to the transition of the Agora Cyber Charter School contract from a managed to a non-managed program.

Comments from Management

“We continue to achieve financial results in line with the guidance we provided for the year,” said Stuart Udell, Chief Executive Officer. “I am also extremely proud of this year’s academic accomplishments and the extraordinary efforts of our dedicated teachers and school teams.  While we have made great strides in the last few years, we will continue to work with our partners to further improve the academic outcomes for all the students we serve,” added Udell.

Cash, Capital Expenditures and Capital Leases

As of March 31, 2016, the Company had cash and cash equivalents of $199.5 million, an increase of $3.6 million compared to the $195.9 million reported at June 30, 2015. This increase is largely the result of normal seasonal trends.

Capital expenditures for the nine months ended March 31, 2016 were $41.0 million, a decrease of $4.3 million from the prior year’s first nine months, and was comprised of:

  $2.5 million for property and equipment,
  $26.3 million for capitalized software development, and
  $12.2 million for capitalized curriculum.

Capital leases financed additional purchases of $6.9 million during the nine months ended March 31, 2016, primarily for student computers.  This compares to capital leases financed during the nine months ended March 31, 2015 of $12.1 million.

Revenue

The following table sets forth the Company’s revenues -- Managed Public School Programs (curriculum and services sold to managed public schools), Institutional (curriculum, technology and services provided to school districts, public schools and other educational institutions that the Company does not manage), and Private Pay Schools and Other (private schools for which the Company charges student tuition and makes direct consumer sales) – for the periods indicated.

Beginning in fiscal 2016, the Company has presented revenue from Non-managed Programs as part of the Institutional line of business, along with the Institutional Software and Services, which together constitute total Institutional revenue.  In the prior year these revenues were presented as part of the Public School Programs line of business, which included both Managed and Non-managed Public School Programs. We believe this revised presentation clarifies and better aligns the disclosure of Non-Managed Program revenues with the Company’s operational and sales structure.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2016 / 2015		March 31,		2016 / 2015
($ in thousands)	2016	2015	$	%	2016	2015	$	%

Managed Public School Programs (1)	$185,832	$213,230	$(27,398)	-12.8%	$533,633	$612,344	$(78,711)	-12.9%
Institutional
Non-managed Public School Programs (1)	13,145	9,324	3,821	41.0%	44,441	31,009	13,432	43.3%
Institutional Software & Services	10,645	10,954	(309)	-2.8%	36,134	35,670	464	1.3%
Total Institutional	23,790	20,278	3,512	17.3%	80,575	66,679	13,896	20.8%
Private Pay Schools and Other	11,718	11,115	603	5.4%	37,173	33,617	3,556	10.6%
Total	$221,340	$244,623	$(23,283)	-9.5%	$651,381	$712,640	$(61,259)	-8.6%

(1) Managed Programs include schools where K12 provides substantially all of the management, technology and academic support services in addition to curriculum, learning systems and instructional services. Non-managed Programs include schools where K12 provides curriculum and technology, and the school can also contract for instruction or other educational services. Non-managed programs, however, do not offer primary administrative oversight.

Enrollment Data

The following table sets forth enrollment data for students in Managed Public School Programs and our Non-managed Public School Programs for the periods indicated.  These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended March 31,		2016 / 2015		Nine Months Ended March 31,		2016 / 2015
	2016	2015	Change	Change %	2016	2015	Change	Change %

Managed Public School Programs (1,2)	104,640	115,330	(10,690)	-9.3%	104,229	116,198	(11,969)	-10.3%
Non-managed Public School Programs (1)	26,816	20,165	6,651	33.0%	27,326	20,341	6,985	34.3%

(1) If a school changes from a Managed to a Non-managed program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2) Managed Public School Programs include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2016 / 2015		March 31,		2016 / 2015
	2016	2015	$	%	2016	2015	$	%
Managed Public School Programs	$1,776	$1,849	$(73)	-3.9%	$5,120	$5,270	$(150)	-2.8%
Non-managed Public School Programs	490	462	28	6.0%	1,626	1,524	102	6.7%

Fourth Quarter Outlook

The Company is forecasting the following for the fourth quarter of FY 2016:

  Revenue in the range of $205 million to $215 million.
  Operating income in the range of $5 million to $9 million.
  Capital expenditures, which includes curriculum and software development, computers and infrastructure, of $22 million to $27 million.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement  of our intellectual property; non-compliance with laws and regulations related to operating schools in a foreign jurisdiction; entry of new competitors with superior competitive technologies and lower prices; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 27, 2016, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its third quarter fiscal year 2016 financial results during a conference call scheduled for Wednesday, April 27, 2016 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=119013.  Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 8:15 a.m. (ET). No passcode is required.

A replay of the call will be available starting on April 27, 2016 at 11:00 a.m. ET through May 27, 2016 at 11:00 a.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13634573. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=119013 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three months and nine months ended March 31, 2016, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Form 10-Q for the quarter ended March 31, 2016, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2016	2015
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$199,508	$195,852
Accounts receivable, net of allowance of $9,949 and $9,657 at March 31, 2016 and June 30, 2015, respectively	222,884	188,246
Inventories, net	16,146	29,571
Deferred tax asset	8,406	8,989
Prepaid expenses	16,837	11,428
Other current assets	24,797	24,877
Total current assets	488,578	458,963
Property and equipment, net	26,717	34,407
Capitalized software, net	67,710	62,683
Capitalized curriculum development costs, net	58,345	58,696
Intangible assets, net	19,347	21,195
Goodwill	66,160	66,160
Deposits and other assets	7,049	6,495
Total assets	$733,906	$708,599
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Current portion of capital lease obligations	$13,453	$16,635
Accounts payable	15,745	29,819
Accrued liabilities	14,209	12,486
Accrued compensation and benefits	26,898	26,790
Deferred revenue	50,898	24,927
Total current liabilities	121,203	110,657
Capital lease obligations, net of current portion	9,660	13,022
Deferred rent, net of current portion	6,958	7,692
Deferred tax liability	27,654	22,456
Other long-term liabilities	6,475	8,233
Total liabilities	171,950	162,060
Commitments and contingencies	-	-
Redeemable noncontrolling interest	9,801	9,601
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 42,593,095 and 41,837,894 shares issued and 39,090,497 and 38,335,296 shares outstanding at March 31, 2016 and June 30, 2015, respectively	4	4
Additional paid-in capital	668,238	663,461
Accumulated other comprehensive loss	(643)	(1,065)
Accumulated deficit	(40,444)	(50,462)
Treasury stock of 3,502,598 shares at cost at March 31, 2016 and June 30, 2015	(75,000)	(75,000)
Total stockholders’ equity	552,155	536,938
Total liabilities, redeemable noncontrolling interest and equity	$733,906	$708,599

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
	(In thousands, except share and per share data)
Revenues	$221,340	$244,623	$651,381	$712,640
Cost and expenses
Instructional costs and services	134,755	148,985	403,374	440,857
Selling, administrative, and other operating expenses	64,888	64,871	225,598	226,972
Product development expenses	2,563	3,337	9,004	10,065
Total costs and expenses	202,206	217,193	637,976	677,894
Income from operations	19,134	27,430	13,405	34,746
Interest expense, net	(101)	(315)	(596)	(134)
Income before income tax expense and noncontrolling interest	19,033	27,115	12,809	34,612
Income tax expense	(5,368)	(10,586)	(3,924)	(12,711)
Net income	13,665	16,529	8,885	21,901
Adjust net loss attributable to noncontrolling interest	608	484	1,133	667
Net income attributable to common stockholders	$14,273	$17,013	$10,018	$22,568
Net income attributable to common stockholders per share
Basic	$0.38	$0.46	$0.27	$0.60
Diluted	$0.37	$0.45	$0.26	$0.60
Weighted average shares used in computing per share amounts:
Basic	37,692,826	37,211,634	37,562,106	37,334,598
Diluted	38,999,871	37,408,911	38,559,204	37,574,665

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2016	2015
	(In thousands)
Cash flows from operating activities
Net income	$8,885	$21,901
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	50,622	52,273
Stock-based compensation expense	13,759	13,471
Excess tax benefit from stock-based compensation	(6)	(8)
Deferred income taxes	(552)	4,128
Provision for doubtful accounts	2,895	1,442
Provision for excess and obsolete inventory	543	541
Benefit for student computer shrinkage and obsolescence	(422)	(262)
Expensed leased computer peripherals	2,532	-
Changes in assets and liabilities:
Accounts receivable	(37,521)	(81,421)
Inventories	12,882	15,532
Prepaid expenses	(5,409)	(4,226)
Other current assets	79	(3,719)
Deposits and other assets	(159)	(425)
Accounts payable	(14,074)	(10,979)
Accrued liabilities	3,483	(1,974)
Accrued compensation and benefits	110	4,619
Deferred revenue	25,971	32,336
Deferred rent and other liabilities	(2,496)	2,510
Net cash provided by operating activities	61,122	45,739
Cash flows from investing activities
Purchase of property and equipment	(2,458)	(7,656)
Capitalized software development costs	(26,321)	(25,430)
Capitalized curriculum development costs	(12,206)	(12,194)
Investment in LearnBop, Inc.	-	(6,512)
Net cash used in investing activities	(40,985)	(51,792)
Cash flows from financing activities
Repayments on capital lease obligations	(13,428)	(16,743)
Purchase of treasury stock	-	(26,452)
Proceeds from exercise of stock options	14	513
Excess tax benefit from stock-based compensation	6	8
Retirement of restricted stock for income tax withholding	(3,056)	(2,388)
Net cash used in financing activities	(16,464)	(45,062)
Effect of foreign exchange rate changes on cash and cash equivalents	(17)	(2,144)
Net change in cash and cash equivalents	3,656	(53,259)
Cash and cash equivalents, beginning of period	195,852	196,109
Cash and cash equivalents, end of period	$199,508	$142,850

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income plus net interest expense, plus income tax expense, minus income tax benefit, plus depreciation and amortization and non-controlling interest. Interest expense primarily consists of interest expense for capital leases. We use EBITDA in addition to income from operations and net income as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Not all companies use identical calculations for EBITDA, therefore our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, interest payments, or other working capital.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA:

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

The following tables provide a reconciliation of net income to EBITDA:

	Three Months Ended March 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
Net income — K12 Inc.	$14,273	$17,013	$10,018	$22,568
Interest expense (income), net	101	315	596	134
Income tax expense	5,368	10,586	3,924	12,711
Depreciation and amortization	17,586	17,764	50,622	52,273
Noncontrolling interest	(608)	(484)	(1,133)	(667)
EBITDA	$36,720	$45,194	$64,027	$87,019

About K12 Inc.

K12 Inc. (NYSE:LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12’s award winning curriculum serves over 2,000 schools and school districts and has delivered more than four million courses over the past decade. K12 is a company of educators with the nation's largest network of K-12 online school teachers, providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered through K12 partner public schools in 33 states and the District of Columbia, and through school districts and public and private schools serving students in all 50 states and more than 100 countries.  More information can be found at K12.com.

K12 Inc.
Investor Contact:
Mike Kraft, 571-353-7778
VP Finance & Corporate Treasurer
mkraft@k12.com